                                    Exhibit 1
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                     EXTRACT FROM MINUTES OF MEETING OF THE
                              BOARD OF DIRECTORS OF
                                 CBS CORPORATION
                            HELD ON JANUARY 28, 1998

                             -----------------------

         RESOLVED, that the Chief Executive Officer of the Company, its President, its Executive Vice President and Chief Financial Officer, its Senior Vice President and General Counsel, its Principal Accounting Officer, its Vice President and Treasurer, and its Vice President, Secretary and Associate General Counsel are, and each of them with full power to act without the others hereby is, authorized to prepare, or cause to be prepared, and to execute the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Reports on Form 10-Q for 1998, as well as any and all other reports or documents to be filed by the Company and/or its subsidiaries with the Securities and Exchange Commission, and any and all amendments thereto, on behalf of and as attorneys for the Company and/or its subsidiaries, and to file said Forms 10-K and 10-Q and other reports or documents, and any and all amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, with the Securities and Exchange Commission on behalf of, and as attorneys for, the Company and/or its subsidiaries.

                             -----------------------

         I, CAROL L. McADAMS, Assistant Secretary of CBS Corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of a resolution adopted at a meeting of the Board of Directors of said Company held on January 28, 1998, at which meeting a quorum was present and which resolution is still in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Company.

Dated:  June 19, 1998


                                                      /s/ CAROL L. MCADAMS
                                                  ------------------------------
                                                     Assistant Secretary

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